UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2011

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On January 31, 2011, Level 3 Communications, Inc. (the “Company”) completed a private exchange transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) with an institutional investor (the “Investor”). The exchange transaction was previously announced by the Company through a press release filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 24, 2011.  In the exchange  transaction, the Company exchanged $294,732,000 aggregate principal amount of the Company’s outstanding 9% Convertible Senior Discount Notes due 2013 (the “Existing Notes”) held by the Investor for the issuance by the Company of $300,217,000 aggregate principal amount of the Company’s 11.875% Senior Notes due 2019 (the “New Notes”).  In addition, the Company paid approximately $6.62 million in cash to the Investor, such amount representing the accrued and unpaid interest on the Existing Notes to, but not including, January 31, 2011, less the accrued interest on the New Notes from January 19, 2011 to, but not including, January 31, 2011.

The New Notes are identical to the Company’s 11.875% Senior Notes due 2019 which were issued in an aggregate principal amount of $305,000,000 on January 19, 2011 to certain “qualified institutional buyers” as defined in Rule 144A under the Securities Act and non-U.S. persons outside the United States under Regulation S under the Securities Act.

The New Notes were issued pursuant to the Indenture, dated as of January 19, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the Company’s 11.875% Senior Notes due 2019.  A copy of the Indenture was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date:  January 31, 2011